UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas	78257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Steak n Shake Inc., a wholly-owned subsidiary of Biglari Holdings Inc., intends to offer, subject to market and other conditions, approximately $400 million aggregate principal amount of senior secured notes due 2023 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States under Regulation S under the Securities Act.

Steak n Shake intends to use the net proceeds from the offering of the Notes, along with cash on hand, to repay in full outstanding borrowings under its existing senior secured credit facility and to make a cash distribution of $230 million to Biglari Holdings.

This current report is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

About Biglari Holdings Inc.

Biglari Holdings Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities, including media, property and casualty insurance, and restaurants. The Company’s largest operating subsidiaries are involved in the franchising and operating of restaurants. All major operating, investment, and capital allocation decisions are made for the Company and its subsidiaries by Sardar Biglari, Founder, Chairman and Chief Executive Officer.

Forward Looking Statements

Certain statements in this current report constitute "forward-looking statements" relating to the offering of the Notes and the anticipated use of net proceeds therefrom.   Statements preceded by, followed by or that otherwise include the words "anticipates", "intends" and similar expressions or future or conditional verbs such as "will" and "would" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.  These statements are subject to significant risks and uncertainties, including, without limitation, risks and uncertainties related to economic, market or business conditions and satisfaction of customary closing conditions related to the private offering. No assurance can be given that the offering of Notes discussed above will be consummated on the terms described or at all.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biglari Holdings Inc.

By:	/s/ Bruce Lewis
Bruce Lewis, Controller

Date: September 16, 2016